Exhibit 99.1

AMERI HOLDINGS ANNOUNCES 1-FOR-4 REVERSE STOCK SPLIT

Immediately following the spin-off and the tender offer, Ameri Holdings to change its name to Enveric Biosciences, Inc. and will effect a 1-for-4 reverse stock split of its common stock

Enveric Biosciences common stock to trade on NASDAQ Capital Market under the ticker symbol “ENVB” on a split adjusted basis commencing December 31, 2020

ATLANTA, GA - (December 30, 2020) – AMERI Holdings, Inc. (NASDAQ: AMRH) (“Ameri”, the “Company”), announced a 1-for-4 reverse split of its common stock, effective as of 4:02 pm Eastern Time, December 30, 2020 (the “Reverse Stock Split”).

As previously announced, at the special meeting of stockholders held on December 29, 2020, Ameri’s stockholders approved all proposals to complete the proposed tender offer (the “Offer”), whereby Ameri will purchase all of the outstanding common shares of Jay Pharma Inc. (“Jay Pharma”) in exchange for shares of Ameri common stock, or if applicable, shares of Ameri preferred stock, at the exchange ratio set forth in the Tender Offer Support Agreement and Termination of Amalgamation Agreement dated August 12, 2020, among Ameri, Jay Pharma and certain other signatories thereto, as amended (the “Tender Agreement”), wherein Jay Pharma will become a wholly-owned subsidiary of Ameri, on the terms and conditions set forth in the Tender Agreement. Additionally, the previously announced spin-off of the IT services business of Ameri (the “Spin-Off”) was approved by the stockholders of Ameri. Ameri and Jay Pharma are targeting to complete the Offer and Ameri is targeting to complete the Spin-Off prior to the end of this calendar year, subject to Nasdaq approval of the listing of the shares of the post-Offer entity and the satisfaction or waiver of other closing conditions set forth in the Tender Agreement and the agreements related to the Spin-Off. At the special meeting, Ameri stockholders, among other things, approved a proposal to amend the certificate of incorporation of Ameri to effect a reverse stock split with a ratio between 1-for-2 and 1-for-25 with respect to the issued and outstanding common stock of the post-Offer entity.

Following the Spin-Off and the Offer, Ameri will change its name to Enveric Biosciences, Inc. (“Enveric Biosciences”), and Enveric Biosciences will effect the Reverse Stock Split. Ameri made filings with the office of the Delaware Secretary of State (the “Secretary of State”) today in order to amend and restate its certificate of incorporation, among other things, giving effect to the name change, effect the Reverse Stock Split, and set the terms of a newly created class of non-voting convertible preferred stock (the “Series B Preferred Stock”) which will be issued to certain Jay Pharma shareholders in the Offer. Ameri expects the adoption of the amended and restated certificate of incorporation, the Reverse Stock Split and the Certificate of Designation of the Series B Preferred Stock to become effective after the close of the market on Wednesday, December 30, 2020.

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Subject to the aforementioned acceptance by the Secretary of State of the filings made by Ameri, Amei expects the Enveric Biosciences common stock to begin trading on the Nasdaq Capital Market under the symbol “ENVB” at the opening of trading on December 31, 2020 after giving effect to the Reverse Stock Split.

Upon the effectiveness of the reverse stock split, every 4 shares of Enveric Biosciences common stock outstanding will be converted and reclassified as one share. The number of shares of Ameri common stock issuable upon exercise of its outstanding stock options and warrants will be reduced in proportion to the ratio of the reverse stock split and will cause a proportionate increase in the exercise prices of such stock options and warrants. No fractional shares will be issued following the reverse stock split. Instead, all fractional shares of Enveric Biosciences common stock issuable to its stockholders as a result of the Reverse Stock Split will be aggregated and rounded up to the nearest whole share.

Effective with the aforementioned completion of the Offer and other changes, a total of approximately 9.85 million shares of Enveric Biosciences common stock will be outstanding as of December 31, 2020, with the CUSIP number changing to 29405E 109. Such number of shares of Enveric Biosciences common stock outstanding does not include up to 3,525,407 shares of Enveric Biosciences common stock issuable upon conversion of 3,525,407 shares of Series B Preferred Stock expected to be outstanding as of December 31, 2020.

Certain warrants to purchase common stock of Ameri currently trading on the Nasdaq Capital Market under the symbol “AMRHW” will continue to trade under the same symbol; however, effective at the opening of trading on December 31, 2020, the CUSIP number for such warrants will change to 29405E 117, and the number of shares of common stock issuable upon exercise of such warrants and the exercise price shall be adjusted to reflect the Reverse Stock Split in accordance with the terms of such warrants.

Ameri has retained its transfer agent, Equiniti Trust Company (“Equiniti”), to act as its exchange agent for the Reverse Stock Split. Equiniti will provide stockholders of record as of the effective date of the Reverse Stock Split instructions for the exchange of their certificates. Stockholders owning shares and/or warrants via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to brokers’ particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

About Ameri100

Ameri is a specialized SAP® cloud, digital and enterprise solutions company that provides SAP® services to customers worldwide. Headquartered in Suwanee, Georgia, Ameri has offices in the U.S. and Canada. The Company also has global delivery centers in India. With its bespoke engagement model, Ameri delivers transformational value to its clients across industry verticals. For further information, visit www.ameri100.com

About Jay Pharma

Jay Pharma is a patient-centric biotechnology company focused on developing new-generation, naturally occurring chemical compounds, such as cannabinoids, to provide supportive care for targeted, unmet medical needs, both extending and enhancing patient quality of life. As a focused support care company, Jay Pharma leverages innovative clinical developments derived from cannabinoids and taps into its global network of scientists and oncology physicians. Additionally, Jay Pharma has licensed the exclusive global rights to a robust dataset and proprietary treatment database of naturally occurring cannabinoid derivatives as therapies for unmet medical needs in supportive care. Jay Pharma has a number of shots on goal in supportive care indications for cancer treatment side effects, initially focused on radiodermatitis and chemotherapy-induced peripheral neuropathy.

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IMportant Information For Investors and STOCKholders

In connection with the proposed transaction, Ameri has filed with the SEC a registration statement on Form S-4 that includes a proxy statement of Ameri that also constitutes a prospectus of Ameri. The registration statement was declared effective by the SEC on November 12, 2020, and the proxy statement of Ameri and prospectus was mailed to stockholders of Ameri on or about November 20, 2020. All proposals set forth in the proxy statement/prospectus of Ameri have been approved by Ameri’s stockholders. Ameri may also file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive proxy/prospectus and other relevant documents filed by Ameri with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Ameri with the SEC are available free of charge on Ameri’s website at www.ameri100.com or by contacting Ameri Investor Relations.

Ameri and its directors and executive officers may be deemed to have been participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction was included in the definitive proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Ameri is included in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 2, 2020, as amended on April 30, 2020 and August 12, 2020. Investors should read the definitive proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Ameri using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “ expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. More particularly and without limitation, this news release contains forward-looking statements and information concerning the spin-off, Offer and other transactions contemplated in the Tender Agreement. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the Amalgamation will be consummated or that the parties other plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific that contribute to the possibility that the predictions, estimates, forecasts, projections and other forward-looking statements will not occur. Risks and uncertainties related to the Offer that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, without limitation, risks relating to the completion of the Offer, including the satisfaction of closing conditions, including Nasdaq approval; the cash balances of Ameri following the completion of the Offer; and the ability of Ameri to remain listed on the Nasdaq Capital Market.

The forward-looking statements contained in this press release are made as of the date of this press release. Except as required by law, Ameri disclaims any intention and assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Ameri undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect of the matters discussed above.

Corporate Contact:

Barry Kostiner, Chief Financial Officer

IR@ameri100.com

Ameri Holdings Investor Relations Contact:

Sanjay M. Hurry

LHA Investor Relations

(212) 838-3777

IR@ameri100.com

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